Exhibit 10.52

CONFIDENTIAL TREATMENT

SECOND AMENDMENT TO THE

COMMERCIAL SERVICES AGREEMENT

This Second Amendment to the Commercial Services Agreement (this “Second Amendment”) is made this 20th day of May, 2009 (the “Amendment Effective Date”), by and between ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership (“AstraZeneca”), and CUBIST PHARMACEUTICALS, INC., a Delaware corporation (“Cubist”).

WHEREAS, AstraZeneca and Cubist previously entered into that certain Commercial Services Agreement between AstraZeneca and Cubist, dated as of July 1, 2008 (as amended as of February 26, 2009, the “Agreement”); and

WHEREAS, AstraZeneca and Cubist desire to amend the Agreement to revise the Promotion Plan set forth in Exhibit M of the Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              Critical Care Target Accounts.  Exhibit M to the Agreement is hereby amended so that as of the Amendment Effective Date, the second sentence of Paragraph 1 of the Promotion Plan is hereby deleted and replaced with the following: “[]*.  For purposes of a Detail to []*, “Detail” shall mean a Representative of the Sales Force meeting with []* or providing an in-service for []* at which []* is in attendance, such that the relevant characteristics of the Product are described by the Representative consistent with the requirements of this Agreement and Applicable Law and in a manner that is customary in the industry for the purpose of promoting a prescription pharmaceutical product.”

2.              Definitions.  All terms used, but not defined, in this Second Amendment shall have the respective meanings set forth in the Agreement.

3.              Construction.  The principles set forth in Section 1.2 of the Agreement shall apply to this Second Amendment.

4.              Effective Date; Incorporation of Terms; Continuing Effect.  This Second Amendment shall be deemed effective for all purposes as of the Amendment Effective Date.  The amendment set forth in this Second Amendment shall be deemed to be incorporated in, and made a part of, the Agreement, and the Agreement and this Second Amendment shall be read, taken and construed as one and the same agreement (including with respect to the provisions set forth in Article XVI (Miscellaneous) of the Agreement which shall, as applicable, be deemed to apply to this Second Amendment (including with respect to the governing law)).  Except as otherwise expressly amended by this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

5.              Counterparts.  This Second Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

IN WITNESS WHEREOF, the parties, intending to be bound, have caused this Second Amendment to be executed on their behalf by their duly authorized agent as of the day and year first above written.

ASTRAZENECA PHARMACEUTICALS LP		CUBIST PHARMACEUTICALS, INC.

By:	/s/ Marion McCourt	By:	/s/ Michael W. Bonney

Name:	Marion McCourt	Name:	Michael W. Bonney

Title:	Vice President	Title:	President and CEO

*Confidential Treatment Requested.  Omitted portions filed with the Commission.